TENGASCO, INC.
603 MAIN AVENUE
KNOXVILLE, TENNESSEE 37902

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
AUGUST 12, 2004

TO THE STOCKHOLDERS:

        Notice is hereby given that the 2004 annual meeting of stockholders (the “Annual Meeting”) of Tengasco, Inc. (the “Company”) has been called for and will be held at the Club LeConte, First Tennessee Plaza, 800 South Gay Street, Knoxville, Tennessee 37929 10:00 A.M., local time, on Thursday, August 12, 2004 for the following purposes:

    1.        To elect Clarke H. Bailey, John A. Clendening, Bill L. Harbert, Neal F. Harding, Carlos P. Salas, Peter E. Salas and Richard T. Williams to the Board of Directors to hold office until their successors shall have been elected and qualify;

    2.        To approve an amendment to the Company’s Charter which will increase the number of authorized shares of common stock from 50,000,000 to 100,000,000;

    3.        To ratify the appointment by the Board of Directors of BDO Seidman, LLP to serve as the independent certified public accountants for the current fiscal year; and

    4.        To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on June 28, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s offices at 603 Main Avenue, Knoxville, Tennessee 37902, for ten (10) days prior to August 12, 2004.

By Order of the Board of Directors

Richard T. Williams, Chief Executive Officer

Dated: July 9, 2004

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

TENGASCO, INC.PROXY
STATEMENT

GENERAL

        This proxy statement is furnished by the Board of Directors of Tengasco, Inc., a Tennessee corporation (sometimes the “Company” or “Tengasco”), with offices located at 603 Main Avenue, Knoxville, Tennessee 37902, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on August 12, 2004 and at any adjournments thereof (the “Annual Meeting”). This proxy statement will be mailed to stockholders beginning approximately July 9, 2004. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting.

        All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the directors named therein, FOR the proposed increase in the number of shares of authorized common stock and FOR the ratification of the selection by the Board of Directors of BDO Seidman, LLP, as the independent certified public accountants of the Company.

        A copy of the annual report of the Company for the fiscal year ended December 31, 2003 (“Fiscal 2003”), which contains financial statements audited by the Company’s independent certified public accountants, accompanies this proxy statement.

        The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission, e-mail or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the common stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND PRINCIPAL
HOLDERS THEREOF

        The Board of Directors has fixed the close of business on June 28, 2004 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

        As of the Record Date, 48,677,828 shares of the Company’s common stock, $.001 par value per share are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of common stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders.

        Management knows of no business other than that specified in Items 1, 2 and 3 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

        The following table sets forth the share holdings of those persons who own more than 5% of the Company’s common stock as of June 28, 2004 with these computations being based upon 48,677,828 shares of common stock being outstanding as of that date and as to each shareholder, as it may pertain, assumes the exercise of options or warrants or the conversion of convertible debt or preferred stock granted or held by such shareholder as of June 28, 2004.

Five Percent Stockholders1

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class
Dolphin Offshore	Stockholder	16,540,1402	33.9%
Partners, L.P.
129 East 17th Street
New York, NY 10003
SC Fundamental Value	Stockholder	4,767,8003	9.79%
Fund, L.P.
747 Third Avenue, 27th Fl.
New York, NY 10017

        1 Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power. The shares set forth in the table reflect shares issued in connection with the Company’s recently completed Rights Offering.

        2 Consists of 16,244,452 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”) of which Peter E. Salas, a Director of the Company, is the controlling person; a warrant held by Dolphin to purchase 10,500 shares at $7.98 per share; 117,188 shares underlying 9,000 shares of the Company’s Series B 8% Cumulative Convertible Preferred Stock held directly by Dolphin; and, 168,000 shares held directly by Peter E. Salas.

        3 Ownership of shares reported on Schedule 13G filed with the SEC by a group consisting of SC Fundamental Value Fund , L.P., SC Fundamental LLC, SC-BVI Partners, PMC-BVI, Inc., SC Fundamental Value BVI, Inc., Peter M. Collery and Neil H. Koffler.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

GENERAL

        Article III, paragraph number 2 of the Company’s By-Laws provides that the number of directors of the Company shall be a minimum of three (3) and a maximum of ten (10). The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. The Board of Directors consisted of nine (9) persons during Fiscal 2003 and seven (7) nominees for the Board are put forth before the stockholders for the Annual Meeting. Four (4) of the nominees, Messrs. John A. Clendening, Bill L. Harbert, Peter E. Salas and Richard T. Williams are all presently directors of the Company who were elected at the Company’s last annual meeting of stockholders held on June 27, 2003 and are up for re-election. One of the remaining three (3) nominees, Mr. Neal F. Harding, formerly served as a director of the Company and the other two (2) nominees, Messrs. Clarke H. Bailey and Carlos P. Salas are up for election as directors of the Company for the first time.

        The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified.

        Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

        The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only one (1) member of the Board is involved in day-to-day operating details, the other members of the Board are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors held thirteen (13) meetings in Fiscal 2003. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during Fiscal 2003. Although it has no formal policy requiring attendance, the Company encourages all of its directors to attend the annual meeting of stockholders. All but one of the Company’s directors (who had a prior commitment for the date of the meeting) attended last year’s annual meeting and it is anticipated that all of the director-nominees will attend this year’s Annual Meeting.

        Management believes that a majority of the seven director-nominees are independent directors in accordance with the definition of that term under the Rules of the American Stock Exchange.

        There is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

         Committees

        The Company’s Board has operating compensation, audit, and stock option committees. It does not presently have a nominating committee or a committee performing the functions of a nominating committee. The Company also does not presently have a nominating committee charter or other written document regarding either the qualifications required or the method of selecting nominees for the Board of Directors. The Company also presently has no policy with regard to the consideration of any director candidates recommended by security holders. However, the Company will consider director candidates recommended by security holders. The Company believes that it is appropriate not to have such a policy because any policy may render more difficult the already-difficult process of locating suitable nominees willing to serve in view of the Company’s history of earnings and inability to pay for services as a director or, until recently, to fund by insurance or otherwise the Company’s indemnity obligations owed to persons serving as a director of the Company. Any person recommended by a security holder to serve on the Board of Directors is considered by the Company upon the same terms as candidates recommended by any other party.

        The specific minimum qualifications that the Company believes must be met by a recommended nominee for a position on the Company’s Board of Directors include, but are not limited to the following: a background or experience in oil and gas exploration, production, transportation, geology, transportation, construction, finance or in another business, government service, or profession that would reasonably enable the nominee to provide seasoned and reputable service to the shareholders of the Company in the performance of the duties of a member of the Board of Directors. In addition to these qualifications, a nominee must be willing to serve without compensation for such service.

        The Company has no existing process for identifying and evaluating nominees for director, including nominees recommended by security holders. The Company does consider whether a nominee meets the definition of an independent director under laws and regulations of the Securities Acts and the rules of the American Stock Exchange in the process of identifying and evaluating nominees for director and anticipates that such consideration will continue to exist in the future. The Company does not pay any fee to any third party to identify or evaluate or assistance in identifying or evaluations of potential nominees.

        The present directors of the Company who participated in the consideration of director-nominees included in this proxy statement included Peter E. Salas, Richard T. Williams, Jeffrey R. Bailey, John Clendening, and Bill Harbert. For each nominee for election to the Board of Directors listed on the proxy card other than nominees who are directors standing for re-election, the person was recommended by the following categories of persons:

        Clarke H. Bailey — recommended by a security holder/non-management director.

        Neal F. Harding- recommended by the Company’s Chief Executive Officer.

        Carlos P. Salas — recommended by a security holder/non-management director.

        Prior to the end of the current fiscal year (2004), the Company intends to form a nominating committee of the Board of Directors consisting of independent directors and that such committee will adopt a nominating committee charter that will be in full compliance with laws and regulations of the Securities Act and the rules of the American Stock Exchange.

               Compensation Committee

        In Fiscal 2003, the members of the Compensation Committee were Stephen W. Akos, John A. Clendening and Charles M. Stivers with Mr. Clendening acting as Chairman. The Compensation Committee’s functions, in conjunction with the Board of Directors, are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees of the Company. The Compensation Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented. The Compensation Committee met one time in Fiscal 2003. Beginning in 2004, pursuant to the Rules of the American Stock Exchange the Compensation Committee will determine or recommend to the Board of Directors for determination the compensation of the Company’s Chief Executive Officer and all of the Company’s other officers. The Chief Executive Officer may not be present during the voting or deliberations with respect to his compensation.

Compensation Committee Interlocking
And Insider Participation

        No interlocking relationship existed or exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation Committee is an officer or an employee of the Company.

               Audit Committee

        The Audit Committee during Fiscal 2003 was comprised of Messrs. Stivers, Akos and Clendening. Mr. Stivers was the Chairman of the Committee and was also designated by the Company as the financial expert of the Committee. Each of the members of the Audit Committee met the independence and experience requirements of the applicable laws, regulations and stock market rules, including the Sarbanes-Oxley Act, regulations and rules promulgated by the Securities and Exchange Commission (“SEC”) and the American Stock Exchange. The Audit Committee adopted an Audit Committee Charter during fiscal 2001. The Board recently adopted an amended Audit Committee Charter, a copy of which is included in this proxy statement as Appendix A. The Audit Committee’s functions are to review with management and the Company’s independent auditors, the scope of the annual audit and quarterly statements, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; to review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditors; to monitor the independent auditor’s relationship with the Company; to advise and assist the Board of Directors in evaluating the independent auditor’s examination; to supervise the Company’s financial and accounting organization and financial reporting, and, to nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed. In addition, the Audit Committee has the responsibility to review and consider fee arrangements with, and fees charged by, the Company’s independent auditors. The Audit Committee met four times in Fiscal 2003 with the Company’s auditors, including to discuss the audit of the Company’s year end financial statements for 2003. It is intended that if elected as a director, Clarke H. Bailey will serve as a member of the audit committee and will be designated as the financial expert of the committee in 2004. Mr. Bailey meets all of the requisites to qualify as such financial expert.

Audit Committee Report

         The Audit Committee has:

(a)	Reviewed and discussed the Company’s unaudited financial statements for the first three quarters of Fiscal 2003 and the Company’s audited financial statements for the year ended December 31, 2003 with the management of the Company and the Company’s independent auditors.

(b)	Discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company’s financial statements; and

(c)	Received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company’s financial statements.

        Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the unaudited financial statements for each of the first three quarters of Fiscal 2003 be included in the Quarterly Reports on Form 10- Q for those quarters and that the audited financial statements for the year ended December 31, 2003 to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee also recommended the reappointment of the Company’s independent auditors, BDO Seidman LLP, and the Board of Directors concurred in such recommendation.

Members of the Audit Committee
Charles M. Stivers
Stephen W. Akos
John A. Clendening

               Stock Option Committee

        The Stock Option Committee was formed to administer the Tengasco, Inc. Stock Incentive Plan which was adopted by the Board of Directors on October 25, 2000. During Fiscal 2003 the Stock Option Committee was comprised of Messrs. Akos, Clendening and Robert L. Devereux with Mr. Devereux acting as Chairman. Each member of the

         Stock Option Committee during Fiscal 2003 was a “non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Stock Option Committee has complete discretionary authority with respect to the awarding of options and Stock Appreciation Rights (“SARs”), under the Tengasco, Inc. Stock Incentive Plan, including, but not limited to, determining the individuals who shall receive options and SARs; the times when they shall receive them; whether an option shall be an incentive or a non-qualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments and the terms relating to such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the exercise of an SAR; whether to restrict the sale or other disposition of the shares of common stock acquired upon the exercise of an option or SAR; to subject the exercise of all or any portion of an option or SAR to the fulfillment of a contingency, and to determine whether such contingencies have been met; with the consent of the person receiving such option or SAR, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Tengasco, Inc. Stock Incentive Plan; and to make all other determinations necessary or advisable for administering the Plan. During Fiscal 2003 the Stock Option Committee met one time and granted options to purchase 436,000 shares of the Company’s common stock to sixteen (16) individuals including options to the following former and current directors and officers of the Company: options to purchase 24,000 shares to Stephen W. Akos, Joseph E. Armstrong, John Clendening, Bill L. Harbert, Robert L. Devereux, Peter E. Salas, and Charles M. Stivers; 60,000 shares to Jeffrey R. Bailey, Mark A. Ruth and Richard T. Williams; 40,000 shares to Cary V. Sorensen; 12,000 shares to Robert M. Carter; and, 8,000 shares to Sheila Sloan.

               Other Committees

        The Company’s Board also has operating field safety, finance and frontier exploration committees. Messrs. Joseph E. Armstrong, Jeffrey R. Bailey, Bill L. Harbert and Richard T. Williams comprised the field safety committee which met one time in Fiscal 2003. The finance committee in 2003 was comprised of Messrs. Akos, Peter E. Salas, Stivers and Williams. This committee met three (3) times in 2003 to discuss the Company’s financial condition and in particular, the problems arising from the Company’s lawsuit with its primary lender, Bank One, N.A. which has now been resolved. Messrs. Bailey, Clendening and Williams comprised the frontier exploration committee which met eight (8) times in Fiscal 2003 to discuss new areas of potential development for the Company.

               Beneficial Ownership

        The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company’s common stock by the current directors who are up for re-election, other director-nominees and executive officer of the Company and the current directors up for re-election, the other director-nominees and executive officers of the Company as a group.4

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class
Clarke H. Bailey	Director-	None	0%
1865 Palmer Avenue	Nominee
Larchmont, NY 10538
John A. Clendening	Director	100,000[5]	Less
1031 Saint Johns Drive
Maryville, TN 37801
Bill L. Harbert	Director	1,513,496[6]	3.1%
820 Shaders Creek Pkwy.
Birmingham, AL 35209
Neal F. Harding	Director-	792,109[7]	1.6%
2509 Plantside Drive	Nominee
Louisville, KY 40299
Carlos P. Salas	Director-	None	0%
129 East 17th Street	Nominee
New York, NY 10003

        4 Unless otherwise stated, all shares of common stock are directly held with sole voting and dispositive power. The shares set forth in the table reflect shares issued in connection with the Company’s recently completed Rights Offering.

        5 Consists of shares held directly.

        6 Consists of 1,428,942 shares held directly, 71,429 shares underlying 5,000 shares of the Company's Series A 8% Cumulative Convertible Preferred Stock held directly and an option to purchase 13,125 shares.

        7 Consists of 635,180 shares held directly, 156,929 shares underlying 10,985 shares of the Company's Series A 8% Cumulative Convertible Preferred Stock held directly.

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class
Peter E. Salas	Director	16,540,140[8]	33.9%
129 East 17th Street
New York, NY 10003
Richard T. Williams	Director;	263,125[9]	Less than 1%
4477 Deer Run Drive	Chief
Louisville, TN	Executive Officer
Jeffrey R. Bailey	President	149,412[10]	Less than 1%
2306 West Gallaher Ferry
Knoxville, TN 37932
Robert M. Carter	President	20,921[11]	Less than 1%
441 Glen Abbey Blvd.	Tengasco
Knoxville, TN 37922	Pipeline Corporation
Mark A. Ruth	Chief	69,287[12]	Less than 1%
9400 Hickory Knoll Lane	Financial
Knoxville, TN 37931	Officer
Cary V. Sorensen	Vice-	47,875[13]	Less than 1%
5517 Crestwood Drive	President; General
Knoxville, TN 37919	Counsel; Secretary

        8 Consists of 168,000 shares held directly, 16,244,452 shares held directly by Dolphin Offshore Partners, L.P. ("Dolphin") of which Peter E. Salas is the controlling person; a warrant held by Dolphin to purchase 10,500 shares; and, 117,188 shares underlying 9,000 shares of the Company's Series B 8% Cumulative Convertible Preferred Stock held by Dolphin which is convertible into the Company's Common Stock.

        9 Consists of 250,000 shares held directly and options to purchase 13,125 shares.

        10 Consists of 76,287 shares held directly and an option to purchase 73,125 shares.

        11 Consists of 7,796 shares held directly and options to purchase 13,125 shares.

        12 Consists of 100 shares held directly and options to purchase 69,187shares.

        13 Consists of shares underlying options.

Sheila F. Sloan	Treasurer	6,037[14]	Less than 1%
121 Oostanali Way
Loudon, TN 37774
All Officers, Directors		19,502,409[15]	39.6
and Director-Nominees as a group

               Changes in Control

        Except as indicated below, to the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

               Background of Directors

        The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director.

        Clarke H. Bailey is 50 years old. He is currently Chairman of the Board and Chief Executive Officer of Glenayre Technologies, Inc. (NasdaqNM:GEMS), a company engaged in the development and sale of software and equipment in the wireless communications industry. He has been a director of Glenayre since December 1990, Chairman since October 1999, and CEO since October 2003. From January 1999 to March 2002 he was Chairman and CEO of ShipXact.com, Inc. From February 1995 to January 1998 he was Chairman and CEO of United Acquisition Company and its parent, United Gas Holding Corporation until their acquisition by Iron Mountain Incorporated (NYSE:IRM), a records and information management services company, in 1998. He has served on the Board of Directors of Iron Mountain since January 1998. He also served as Chairman of Arcus, Inc. from July 1995 to January 1998, and Co-Chairman of Highgate Capital L.L.C. from February 1995 to March 2002. He holds a Bachelor’s degree in Economics and a Bachelor’s degree in Rhetoric from the University of California, Davis and a Master of Business Administration degree from The Wharton School, University of Pennsylvania.

        14Consists of 2,100 shares held directly and options to purchase 3,937 shares.

        15Consists of shares held directly and indirectly by management, shares held by Dolphin, 233,499 shares underlying options, 10,500 shares underlying warrants and 345,546 shares underlying convertible preferred stock.

    Dr. John A. Clendening is 72 years old. He received B.S. (1958), M.S. (1960) and Ph. D. (1970) degrees in geology from West Virginia University. He was employed as a Palynologist-Coal Geologist at the West Virginia Geological Survey from 1960 until 1968. He joined Amoco in 1968 and remained with Amoco as a senior geological associate until 1972. Dr. Clendening has served as President and other offices of the American Association of Stratigraphic Palynologists and the Society of Organic Petrologists. From 1992 to 1998 he was engaged in association with Laird Exploration Co., Inc. of Houston, Texas, directing exploration and production in south central Kentucky. In 1999 he purchased all the assets of Laird Exploration in south central Kentucky and operates independently. While with Amoco Dr. Clendening was instrumental in Amoco’s acquisition in the early 1970‘s of large land acreage holdings in Northeast Tennessee, based upon his geological studies and recommendations. His work led directly to the discovery of what is now the Company’s Paul Reed # 1 well. He further recognized the area to have significant oil and gas potential and is credited with discovery of the field which is now known as the Company’s Swan Creek Field. Dr. Clendening previously served as a director of the Company from September 1998 to August 2000. He was again elected to the Board of Directors of the Company on February 28, 2003.

        Bill L. Harbert is 80 years old. He earned a B.S. degree in civil engineering from Auburn University in 1948. In 1949 he was one of the founders of Harbert Construction Company. He managed that company’s construction operations, both domestic and foreign, and served as its Executive Vice-President until 1979. From 1979 until July, 1990 he served as President and Chief Operating Officer and from July 1990 through December 1991 he served as Vice Chairman of the Board of Harbert International, Inc. He then purchased a majority of the international operations of Harbert International, Inc. and formed Bill Harbert International Construction, Inc. He served as Chairman and Chief Executive Officer of that corporation until retiring from the company in 2000. Mr. Harbert’s companies built pipeline projects in the United States and throughout the world. They also built many other projects including bridges, commercial buildings, waste water treatment plants, airports, including an air base in Negev, Israel and embassies for the United States government in, among other places, Tel Aviv, Hong Kong, and Baku. Mr. Harbert has also served as president (1979) and Director (1980) of the Pipe Line Contractors Association, USA and for seven years as Director, Second Vice-President and First Vice-President (2001-2002) of the International Pipe Line Contractors Association. Mr. Harbert has been active in service to a variety of business associations, charities and the arts in the Birmingham area for many years. He was elected to the Board of Directors of the Company on April 2, 2002.

        Neal F. Harding is 62 years old. He received a Bachelors of Science degree in Social Sciences from Campbellsville University in 1964. He is the Chairman and Chief Executive Officer of the Heritage Companies based in Cocoa Beach, Florida which are three management companies specializing in the development, construction, and management of more than 6,000 single and multi-family affordable housing units. Mr. Harding through various partnerships, currently owns in excess of 16,000 affordable housing units throughout the country. He is the owner of R.M.D. Corp., the largest franchisee of Hooters restaurants. He is also the majority shareholder of World Wide Wings, a Hooters franchisee which owns and manages six international units located in Canada and England. Mr. Harding is also the majority shareholder in F & H Development Company, which owns and operates a semi-public PGA-designed 18-hole golf course in Sikeston, Missouri. Additionally, Mr. Harding is the sole shareholder of Harding Construction Services, Inc., a real estate company specializing in the acquisition and development of commercial and residential properties. Mr. Harding is the exclusive franchisee of Qdoba Mexican Grill Restaurants in south Florida. Mr. Harding previously served as a director of the Company from August 31, 1999 to August 7, 2000.

        Carlos P. Salas is 33 years old. He is a principal of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Before joining Dolphin Advisors, Mr. Salas led an investor group in the acquisition of a private engineering and manufacturing firm in 2001, and joined the company to lead a financial and operating restructuring as CFO in 2002. Previously, Mr. Salas led corporate finance and mergers and acquisitions advisory assignments for middle-market clients as an investment banker with the Los Angeles office of Donaldson, Lufkin & Jenrette (“DLJ”), and when DLJ was acquired by Credit Suisse First Boston Corporation (“CSFB”), joined CSFB’s mergers and acquisitions group. Prior to joining DLJ in 1999, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and cross-border mergers and acquisitions transactions. Mr. Salas received his J.D. from The University of Chicago in 1996, and his B.A. in Philosophy from New York University in 1992.

        Peter E. Salas is 49 years old. He has been President of Dolphin Asset Management Corp. and its related companies since he founded it in 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years, becoming Co-manager, Small Company Fund and Director-Small Cap Research. He received an A.B. degree in Economics from Harvard in 1976. Mr. Salas was elected to the Board of Directors on October 8, 2002.

    Dr. Richard T. Williams is 53 years old, and has been involved in geologic studies in the Appalachian Overthrust region for more than 25 years. He received a B.S.degree in Mathematics and Physics from Eastern Kentucky University in 1973. He earned his M.S. (1976) and Ph.D. (1979) degrees in Geophysics from Virginia Polytechnic Institute in 1979 for work done in Antarctica. He was a member of the Geology faculty at West

Virginia University from 1979 through 1982, where he worked on gas production from Devonian shales for the US Department of Energy. He was a member of the Geology faculty at the University of South Carolina from 1983 through 1986, and has been a member of the Earth and Planetary Science faculty at The University of Tennessee since 1987. In the central and southern Appalachian region he has used reflection seismology, gravity and magnetic methods to produce images of subsurface geologic structures from Ohio and Pennsylvania to Alabama and Georgia. He is registered as a Professional Geologist in Tennessee. He was elected to the Board of Directors of the Company in June 2002, and was elected Chief Executive Officer of the Company in February 2003.

         Section 16(a) Beneficial Ownership Reporting Compliance

        In fiscal 2003, Peter E. Salas, a director of the Company, failed to timely file one Form 4 Report involving one transaction. Charles M. Stivers, a director of the Company, and Robert M. Carter, President of the Company’s wholly owned subsidiary, Tengasco Pipeline Corporation, each filed a Form 5 Report which indicated they each failed to file one Form 4 Report for fiscal 2003 involving six transactions and one transaction, respectively.

        During 2003, Malcolm E. Ratliff, the Company’s former Chief Executive Officer and Chairman, owned more than 10% of the Company’s outstanding stock. During 2003, it is believed that Mr. Ratliff entered into transactions with respect to the acquisition and/or disposition of the Company’s stock that he owned or controlled directly or indirectly. However, the Company is not aware of the exact nature of these transactions since Mr. Ratliff, to the Company’s knowledge, neither filed any reports on Form 4 or Form 5 disclosing these transactions, nor communicated the nature or extent of such transactions to the Company. Thus, the Company is not able to specify the number of Forms 4 and 5 that Mr. Ratliff failed to file, timely or otherwise, or the number of transactions not reported.

         Family and Other Relationships

        There are no family relationships between any of the present directors or executive officers of the Company except that director-nominee Carlos P. Salas is the second cousin of Peter E.Salas, a director of the Company who is running for re-election. Mr. Carlos P. Salas is also one of seven members of Dolphin Advisors, LLC which serves as the managing general partner of Dolphin Direct Equity Partners, L.P., a private company investment fund that is not a shareholder of the Company. The majority owner of Dolphin Advisors, LLC is Dolphin Management, Inc, the sole shareholder of which is Peter E. Salas. Dolphin Management, Inc. is also the managing partner of Dolphin Offshore Partners, L.P. which directly owns 16,244,452 shares of the Company’s common stock.

         Peter E. Salas is the controlling person of Dolphin Offshore Partners, L.P. Although Carols P. Salas has no direct or indirect ownership interest in Dolphin Offshore Partners, L.P., he nonetheless may be deemed an affiliate of Dolphin Offshore Partners, L.P. and Peter E.Salas.

        There is no family or other relationship between director-nominee Clarke H. Bailey and Jeffrey R. Bailey, the President and a director of the Company who is not running for re-election. Mr. Clarke H. Bailey owns an approximately 1.5% investment interest in Dolphin Offshore Partners, L.P. and in Dolphin Direct Equity Partners, L.P. Management believes that Mr. Bailey is not an affiliate of either of these entities as a result of his minor investment in those companies.

         Involvement in Certain Legal Proceedings

        To the knowledge of management, during the past five years, no present or former director, executive officer, affiliate or person nominated to become a director or an executive officer of the Company:

(1)	Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(2)	Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, commodities, securities or banking activities;

(4)	Was found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission (“CFTC”) to have violated any federal or state securities law or Federal commodities law, and the judgment in such civil action or finding by the SEC or CFTC has not been subsequently reversed, suspended, or vacated.

         Code of Ethics

        The Company’s Board of Directors has adopted a Code of Ethics that applies to the Company’s Chief Executive Officer, financial officers and executive officers, including its President and Chief Financial Officer. A copy of this Code of Ethics can be found at the Company’s internet website at www.Tengasco.com. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company’s Chief Executive Officer, President, Chief Financial Officer, or persons performing similar functions, on the Company’s Internet website within five business days following such amendment or waiver.

         Stockholder Communications with the Board of Directors

        Stockholders may communicate with the Board of Directors of the Company by writing to: Cary V. Sorensen, Secretary, Tengasco, Inc., 603 Main Avenue, Knoxville, TN 37902 or by e-mail: to: CSorensen@tengasco.com Subject: Communication to Board of Directors. All letters and e-mails will be answered, if possible, and will be distributed to board members as appropriate. Notwithstanding the foregoing, the Company has the authority to discard or disregard any communication which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

EXECUTIVE COMPENSATION

        The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company’s Chief Executive Officer during fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001. None of the Company’s other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity during those periods.

Summary Compensation Table

-----------Long Term Awards--- -------Awards-------Payouts
Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($)	Restricted Stock Awards($)	Securities Underlying Options /SARs(#)	Payouts	All Other Compensation
Richard T. Williams, Chief Executive Officer	2003	$80,000	$-0-	$ -0-	-0-	60,000	-0-	-0-

Malcolm E. Ratliff, Chief Executive Officer[16]	2002	$80,000	$-0-	$1,000	-0-	52,500[17]	-0-	-0-
	2001	$80,000	$-0-	$1,000	-0-	52,500	-0-	-0-

OPTION GRANTS IN LAST FISCAL YEAR

Individualized Grants

Name	Number of Securities Underlying Options/SARS Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal 2003	Exercise or Base Price ($/Sh)	Expiration Date
Richard T. Williams	60,000	13.8%	$0.50	05/06/06

        None of the Company’s other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity during the fiscal year ended December 31, 2003.

        16 Malcolm E. Ratliff served as the Company’s Chief Executive Officer throughout 2002. Richard T. Williams, the Company’s current Chief Executive Officer replaced Mr.Ratliff on February 3, 2003.

        17 Number of shares underlying options has been retroactively adjusted for a 5% stock dividend declared by the Company as of September 4, 2001.

         Aggregate Option Exercises For Fiscal 2003 and Year End Option Values

Name	Shares Acquired on Exercise	Value ($) Realized[19]	Number of Securties Underlying Unexcerised Options/SARS at December 31, 2003 Exercisable/Unexercisable	Value 18 of Unexercised In-the-Money Options/SARs at December 31, 2003 Exercisable/Unexercisable
Richard T. Williams	10000	$7,000	50,000/-0-	$12,500/-0-

        None of the Company’s other executive officers in Fiscal 2003 earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

        The Company adopted an employee health insurance plan in August 2001. The Company does not presently have a pension or similar plan for its directors, executive officers or employees. In April 2004, the Company obtained directors and officers liability insurance to fund the Company’s indemnity obligations to persons serving as directors and officers.

         Repricing Of Options In Fiscal 2003

        The Company did not adjust or amend the exercise price of any options previously granted to any of its Directors or Executive Officers during Fiscal 2003.

[18] Unexercised options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The fair market value of the common stock was $0.75 per share on December 31, 2003, as reported by The American Stock Exchange. The exercise price of the unexercised option granted to Richard T. Williams, the Chief Executive Officer of the Company, in 2003 was $0.50. Prior to his becoming Chief Executive Officer of the Company. Dr. Williams on August 5, 2002 was granted an option to purchase 13,125 shares of the Company’s common stock at a price of $2.69 per shares. That option expires on August 4, 2005. Since the exercise price of shares underlying that option had a negative value as of December 31, 2003 they are not included in this chart.

[19] Value realized in dollars is based upon the difference between the fair market value of the underlying securities on the date of exercise, and the exercise price of the option. On June 18, 2003, Dr. Williams exercised his option to the extent of purchasing 10,000 shares of the Company’s common stock at $0.50 per share. The closing price of the Company’s common stock on June 18, 2003 as reported on the American Stock Exchange was $1.20 per share.

         Compensation of Directors

        The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

        Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors has reserved to itself the right to review all directors’ claims for compensation on an ad hoc basis.

        Directors who are on the Company’s Audit, Compensation and Stock Option Committees (as will be the members of the Nominating Committee to be formed in 2004) are independent and therefore, do not receive any consulting, advisory or compensatory fees from the Company. However, such Board members may receive fees from the Company for their services on those committees. The Company intends to implement a plan for the payment of those committee members for their services on an annual basis.

         Employment Contracts

        The Company has entered into an employment contract with its Chief Executive Officer, Richard T. Williams, for a period of two years through December 31, 2004 at an annual salary of $80,000. There are presently no other employment contracts relating to any member of management. However, depending upon the Company’s operations and requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

CERTAIN TRANSACTIONS

         Transactions with Management and Others

        Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions during 2003, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

        The Company’s Board of Directors has not adopted any general policy with respect to these transactions, many of which were effected on behalf of the Company by senior management prior to consideration of the transaction by the Board of Directors in light of senior management’s perceived urgency of the funding requirements, the availability of alternative sources and the terms of such transactions, which senior management viewed as at least as favorable to the Company as could have been obtained through arms-length negotiations with unaffiliated third parties. In each of the loans to the Company by Dolphin Offshore Partners, L.P. (“Dolphin), which owns more than ten percent of the Company’s outstanding common stock and whose controlling person, Peter E. Salas, is a director of the Company and up for re-election, Mr. Salas negotiated on behalf of Dolphin with senior management of the Company as to the terms thereof and did not participate in any Board action with respect thereto.

        On January 8, 2003, Bill L. Harbert, who at the time owned more than ten percent of the Company’s outstanding common stock and was a director of the Company and is now up for re-election, purchased 227,275 shares of the Company’s common stock from the Company in a private placement at a price of $1.10 per share. The proceeds from this sale were used by the Company to pay the principal and interest due to Bank One for January, 2003 and to provide working capital for the Company’s operations. The market price of the Company’s common stock as measured by the closing price on the American Stock Exchange on January 7, 2003, the date of the transaction, was $1.20 per share. Management believes that this sale was made on terms at least as favorable to the Company as could have been obtained through arms-length negotiations with unaffiliated third parties.

        On February 3, 2003 and February 28, 2003, Dolphin loaned the Company the sum of $250,000 on each such date which the Company used to pay the principal and interest due to Bank One for February and March 2003 and for working capital. Each of these loans was evidenced by a separate promissory note each bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable due on January 4, 2004. The obligations under these loans were secured by an undivided 10% interest in the Company’s Tennessee and Kansas pipelines.

        On May 20, 2003, Dolphin loaned the Company the sum of $750,000 and Jeffrey R. Bailey, the President and a Director of the Company, loaned the Company $84,000, which aggregate amount of $834,000 was used to pay the principal and interest due to Bank One for June 2003 and for working capital. These loans were evidenced by separate promissory notes bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance due on January 4, 2004. The obligations under the loans were secured by an undivided 30% and 3.36% interest, respectively, in the Company’s Tennessee and Kansas pipelines.

        On August 6, 2003, Dolphin loaned the Company the sum of $150,000, which was used for working capital. This loan was evidenced by a separate promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance due on January 4, 2004. The obligations under the loan were secured by an undivided 6% interest in the Company’s Tennessee and Kansas pipelines.

        From December 2002 through December 9, 2003, Dolphin had acquired a total of an 85% undivided interest in the Company’s Tennessee and Kansas pipelines as collateral for the series of seven loans it had made to the Company. In the first five of these transactions, Peter E. Salas, a Director and the controlling person of Dolphin, negotiated the terms of the loans directly with management, which terms were approved by management in view of the Company’s immediate needs, financial condition and prospective alternatives and under circumstances in which Dolphin was not generally engaged in the business of lending money. These loans were made on terms that management believes were at least as favorable to the Company as it could have obtained through arms-length negotiations with unaffiliated third parties. The Company’s Board approved the sixth and seventh loans on December 3 and 9, 2003, in the amounts of $225,000 and $250,000, respectively, with no participation by Mr. Salas in the meeting or the vote, which was unanimous by the seven other Directors present at the meeting. In addition, the Company had entered into a continuing security agreement, which was approved by the Board with no participation by Mr. Salas in the meeting or vote, which was unanimous by the seven other Directors present at the meeting, providing the terms of Dolphin’s security interest collateralizing all of its loans.

        On December 24, 2003, Dolphin loaned the Company the sum of $1,000,000 which was used for working capital and to pay all interest and principal in full of the 1998 convertible loan to the Company refereed to as the Lutheran note then being held by several persons. This loan is evidenced by a separate promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on April 4, 2004. The obligations under the loan are secured by an undivided interest in the Company’s Tennessee and Kansas pipelines and the security agreement referred to above.

        On February 2, 2004, Dolphin loaned the Company the sum of $225,000 which was used for making payment of principal and interest to Bank One for February, 2004. This loan was evidenced by a separate promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on April 4, 2004. The obligations under the loan were secured by an undivided interest in the Company’s Tennessee and Kansas pipelines and the security agreement referred to above.

        All of the series of loans made by Dolphin to the Company were repaid by the Company from proceeds it received in March 2004 from the Rights Offering made by the Company. See, the discussion below of the Rights Offering.

        From April 1 through June 30, 2003, the Company issued 10,363 shares of its common stock to holders of the Company’s Series A 8% Cumulative Convertible Preferred Stock in lieu of cash quarterly interest payments due to those holders, with such shares valued at the market price thereof. Also during that period, certain members of the Company’s Board of Directors exercised options granted to them pursuant to the Tengasco, Inc. Stock Incentive Plan and purchased the following number of shares of the Company’s common stock at the exercise price of $0.50 per share. Richard T. Williams – 10,000 shares, Bill L. Harbert – 24,000 shares and John A. Clendening – 24,000 shares.

         The Rights Offering

        On October 17, 2003, the Company filed a Registration Statement on Form S-1 with the SEC for a rights offering of the Company’s common stock (the “Rights Offering”). On December 29, 2003; February 11, 2004; and, February 13, 2004, the Company filed amendments to the Registration Statement. On February 13, 2004, the SEC deemed effective the Registration Statement on Form S-1 as amended.

        The Rights Offering was a distribution to the holders of the Company’s common stock outstanding at the record date, February 27, 2004, at no charge, of nontransferable subscription rights at the rate of one right to purchase three shares of the Company’s common stock for each share of common stock owned at the subscription price of $0.75 in the aggregate, or $0.25 per each share purchased.

        The record date for the Rights Offering was set as of February 27, 2004. The offering expired at 5:00 p.m., New York City time, on March 18, 2004.

        Each subscription right in addition to the right to purchase three shares of common stock carried with it an over-subscription privilege. The over-subscription privilege provided stockholders that exercise all of their basic subscription privileges with the opportunity to purchase those shares that were not purchased by other stockholders through the exercise of their basic subscription privileges at the same subscription price per share. In no event could any subscriber purchase shares of the Company’s common stock in the offering that, when aggregated with all of the shares of the Company’s common stock otherwise owned by the subscriber and his, her or its affiliates, would immediately following the closing represent more than 50% of the Company’s issued and outstanding shares.

        The net proceeds of the Rights Offering were initially used to pay non-bank indebtedness in the aggregate amount of up to approximately $6 million (including to satisfy all of the Company’s outstanding loans to Dolphin in the principal amount of $3,850,000 plus accrued interest) the balance of the net proceeds were used to repay bank indebtedness and for working capital purposes, including the drilling of additional wells.

        At the time the Rights Offering closed on March 18, 2004 all 36.3 million shares offered had been subscribed for and, as a result the Company raised approximately $9.1 million. The total number of shares subscribed for actually exceeded the 36.3 million shares available for issuance under the offering. Consequently, all shares subscribed for under the basic privilege were issued and the number of shares issued under the over- subscription privilege was proportionately reduced to equal the number of remaining shares. The allocation and issuance of the oversubscribed shares was made by Mellon Human Resources & Investor Solutions, the Company’s subscription agent who also returned payments for those oversubscribed shares that were not available.

        Pursuant to the Rights Offering, 7,029,604 rights were exercised pursuant to the basic subscription privilege, resulting in the purchase of 21,088,812 shares at $0.25 per share for gross proceeds to the Company of $5,272,203. A total of 15,211,188 shares were purchased pursuant to the oversubscription privilege, resulting in additional gross proceeds to the Company of $3,802,797.

        The following table sets forth the number of shares of common stock purchased in connection with the Rights Offering by the Company’s directors, officers and owners of more than ten percent of the Company’s outstanding common stock.

Name	Position	Shares Purchased
Stephen W. Akos	Director	48,868
Jeffrey R. Bailey	Director; President	66,287
Robert L. Devereux	Director[20]	412,45720
Richard T. Williams	Director ; Chief Executive Officer	190,000

Dolphin Offshore Partners,		14,248,732[22]
L.P. [21]

[20] Consists of 352,012 shares purchased directly with his spouse and 60,445 shares purchased by a limited liability company. The shares purchased by the limited liability company have been adjusted to reflect Mr. Devereux's beneficial ownership interest in the shares purchased by the limited liability company.

 21 Peter E. Salas, a director of the Company who is up for re-election, is the controlling person of Dolphin Offshore Partners, L.P.

[22] Consists of 14,104,732 shares purchased directly by Dolphin Offshore Partners, L.P. and 144,000 shares purchased by Peter E. Salas.

         Indebtedness of Management

        No officer, director or security holder known to the Company to own of record or beneficially more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.

         Parent of the Issuer

        The Company does not have a parent.

PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on the Company’s common stock with the cumulative total stockholder return of (1) the American Stock Exchange Index and (2) the Standard Industrial Code Index for the Crude Petroleum and Natural Gas Industry based on 187 different companies, assuming an investment in each of $100 on December 21, 1999, the date on which the Company’s Common Stock began trading on the American Stock Exchange.

	12/21/99	12/31/99	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01
TENGASCO INCORP	100.00	89.47	73.16	76.84	74.22	105.26	96.42	113.43	80.50
SIC CODE INDEX	100.00	100.00	105.59	119.93	120.59	125.71	119.75	122.56	110.78
AMEX MARKET IND	100.00	100.00	111.37	103.29	105.87	95.75	93.35	100.03	78.98

	12/31/01	3/31/02	6/30/02	9/30/02	12/31/02	3/31/03	6/30/03	9/30/03	12/31/03
TENGASCO INCORP	73.24	52.10	24.77	25.65	9.73	8.85	8.85	7.43	6.6
SIC CODE INDEX	116.02	130.15	132.45	116.58	125.40	121.58	148.57	154.32	200.20
AMEX MARKET IND	91.46	92.67	92.15	85.79	87.81	88.49	102.66	106.03	119.52

BOARD RECOMMENDATION AND VOTE REQUIRED

        For Proposal No. 1 regarding the election of directors, votes may be cast in favor of all nominees, may be withheld with regard to all nominees or may be withheld only with regard to nominees specified by the stockholder. Directors will be elected by a plurality of the votes of the shares of the Company’s common stock present in person or represented by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a director-nominee, as each abstention would be one less vote in favor of a director nominee. The Board of Directors recommends that stockholders vote “FOR” the nominees set forth above. Unless marked to the contrary, proxies received will be voted FOR the nominees set forth above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO COMPANY’S CHARTER
TO INCREASE THE NUMBER OF SHARES
OF AUTHORIZED COMMON STOCK

GENERAL

        The Company’s Charter presently authorizes the issuance of 50,000,000 shares of common stock. As of June 28, 2004, the Company had 48,677,828 shares of common stock outstanding. On that date, there were also 342,028 shares of common stock subject to outstanding options and warrants and 1,134,629 shares subject to conversion of outstanding preferred stock. As a result, the aggregate number of shares issued and reserved for future issuance currently approaches, and may exceed, the maximum number of shares the Company is authorized to issue under its Charter.

        The Board of Directors has adopted a resolution unanimously approving and recommending to the Company’s stockholders for their approval an amendment to the Company’s Charter to provide for an increase of the number of shares of common stock that the Company is authorized to issue from 50,000,000 to 100,000,000. The text of the proposed amendment to the Company’s Charter is attached as Appendix B to this proxy statement.

        If the proposal to amend the Charter is approved by the stockholders of the Company, the additional shares of common stock authorized would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding.

DESCRIPTION OF COMMON STOCK

        The Company’s common stock is a typical and customary form of common stock and is publicly traded on the American Stock Exchange under the symbol “TGC.” The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. The holders of common stock are not entitled to cumulate their votes in the election of directors. All shares of common stock rank equally as to voting and all other matters. Stockholders of the Company have no pre-emptive right to acquire additional shares of common stock which means that current stockholders do not have a right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership interests in the Company. The common stock is not subject to redemption and carries no subscription or conversion rights. Subject to the prior rights of holders of preferred stock, if any, the holders of the Company’s common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of legally available funds for the payment of dividends and, in the event of liquidation, to share equally in corporate assets after the satisfaction of all liabilities.

PURPOSE OF THE AMENDMENT

        The proposed increase in the Company’s authorized common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for general corporate needs and to provide the Board of Directors with the necessary flexibility to issue shares of common stock for proper corporate purposes and to respond quickly to business opportunities requiring the issuance of shares which may be identified in the future without the expense and delay incident to obtaining stockholder approval of an amendment to the Company’s Charter at the time of such action. The additional authorized shares of common stock may be used for such purposes as raising equity capital, financing of an acquisition or business combination, declaring stock splits or dividends, reserving additional shares for issuance under employee, executive and director benefit plans, paying indebtedness and satisfying outstanding convertible securities, such as preferred stock, by issuing such shares in exchange for such securities. The Company has no current plans, arrangements or understandings regarding the issuance of any of the additional shares of common stock for which authorization is sought and there are no negotiations pending with respect to the issuance of such shares for any purpose.

EFFECT OF THE AMENDMENT

        If the proposal to increase the authorized number of shares of common stock is approved by the stockholders, some or all of the additional authorized shares may be issued at such time and on such terms and conditions as the Board of Directors may determine without further approval by the stockholders, except in situations where stockholder approval is required under provisions of state law or the rules of any securities exchange on which the Company’s shares of common stock are then listed for trading.

        The issuance of some or all of the additional authorized common stock would, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of the Company’s common stock and may adversely affect the market price of the Company’s common stock.

        The authorized but unissued shares of common stock could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the

Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent such changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

        The issuance of the additional shares of common stock might also be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay cash dividends in the foreseeable future.

FILING OF THE AMENDMENT

        If this proposal is approved by the Company’s stockholders, the Board of Directors expects to file a Certificate of Amendment to the Company’s Charter increasing the number of authorized shares of common stock with the Secretary of State of Tennessee as soon as practicable after the date of the Annual Meeting. The remainder of the Company’s Charter will not change. Such Certificate of Amendment would be effective on the date of filing.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the shares present and voting at the meeting in person or by proxy will be required to approve the amendment to the Company’s Charter to increase the authorized common stock of the Company to 100,000,000 shares. Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the approval of the amendment. Shares voted as abstaining will count as votes cast. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” Proposal No. 2 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that you vote “For” the proposal to approve the amendment to the Company’s Charter to increase the number of shares of authorized common stock.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF BDO
SEIDMAN, LLP AS INDEPENDENT AUDITORS

        The Board of Directors has selected the firm of BDO Seidman, LLP, independent certified public accountants, to audit the accounts for the Company for fiscal year ending December 31, 2004 (“Fiscal 2004”). The firm of BDO Seidman, LLP has audited the Company’s financial statements for the past seven (7) fiscal years. The Company is advised that neither BDO Seidman, LLP nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers BDO Seidman, LLP to be well qualified for the function of serving as the Company’s auditors. Tennessee law does not require the approval of the selection of auditors by the Company’s stockholders, but in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

AUDIT AND NON-AUDIT FEES

        The following table presents the fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2003 and December 31, 2002, and fees for other services rendered by BDO Seidman, LLP during those periods:

Fee Category	Fiscal 2003	Fiscal 2002
Audit Fees	$201,810	$160,530
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$7,250	$28,950
Total Fees	$209,060	$189,480

        Audit fees include fees related to the services rendered in connection with the annual audit of the Company’s consolidated financial statements, the quarterly reviews of the Company’s quarterly reports on Form 10-Q and the reviews of and other services related to registration statements and other offering memoranda.

        Audit-related fees are for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements.

        Tax Fees include (i) tax compliance, (ii) tax advice, (iii) tax planning and (iv) tax reporting.

        All Other Fees includes fees for all other services provided by the principal accountants not covered in the other categories such as litigation support, attendance at the Company's annual meeting and services provided in connection with the Company's proxy statement.

        The fees in 2003 were higher than in 2002 primarily due to the inclusion of fees for services performed by BDO Seidman, LLP in connection with the Company’s filling of a registration statement on Form S-1 with the SEC for the Rights Offering.

        All of the services for 2002 and 2003 were performed by the full-time, permanent employees of BDO Seidman, LLP

        All of the 2003 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors to the extent that rule was applicable during fiscal year 2003. The Audit Committee has considered whether the provisions of such services, including non-audit services, by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP’s independence and has concluded that it is.

BOARD RECOMMENDATION AND VOTE REQUIRED

        The Board of Directors recommends that you vote in favor of the above proposal in view of the quality of the services provided by BDO Seidman, LLP, its outstanding reputation as a leading audit firm and its familiarity with the Company’s financial and other affairs due to its previous service as auditors for the Company.

        A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

        Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company’s independent auditors.

        Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of BDO Seidman, LLP as the Company’s independent certified public accountants for Fiscal 2004. Shares voted as abstaining will count as votes cast. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” Proposal No. 3 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

STOCKHOLDERS’ PROPOSALS

        Proposals of stockholders intended to be presented at the 2005 annual meeting must be received in writing, by the President of the Company at its offices by April 14, 2005 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.

        SEC rules and regulations provide that if the date of the Company’s 2005 Annual Meeting is advanced or delayed more than 30 days from the date of the 2004 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2005 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2005 Annual Meeting. Upon determination by the Company that the date of the 2005 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2004 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

By Order of the Board of Directors
Cary V. Sorensen, Secretary

TENGASCO, INC.

THIS PROXY IS SOLICITED ON BEHALFOF
THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard T. Williams and Cary V. Sorensen as proxies (the “Proxies”), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the “Company”) held of record by the undersigned on June 28, 2004 at the Annual Meeting of stockholders to be held at the Club LeConte, First Tennessee Plaza, 800 South Gay Street, Knoxville, Tennessee, on Thursday, August 12, 2004, at 10:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes / / in blue or black ink.

1.     Election of Directors: Clarke H. Bailey, John A. Clendening, Bill L. Harbert, Neal F. Harding, Carlos P. Salas, Peter E. Salas and Richard T. Williams.

         (Mark only one of the two boxes for this item)

       /     / VOTE WITHHELD as to all nominees named above.

(OR)

       /     / VOTE WITHHELD as to all nominees named above.

2.     Proposal to approve an amendment to the Company’s Charter which will increase the number of authorized shares of common stock from 50,000,000 to 100,000,000:

FOR / /	AGAINST / /	ABSTAIN / /

3.     Proposal to ratify appointment of BDO Seidman, LLP as the Company’s independent certified public accountants:

FOR / /	AGAINST / /	ABSTAIN / /

4.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted“FOR” Proposals 1, 2 and 3.

        Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _______________________ ,2004 X ____________________________ Signature X _____________________________ Print Name(s) X ______________________________ Signature, if held jointly